Exhibit 10.20
ESCROW AGREEMENT
     THIS ESCROW AGREEMENT, dated as of June ___, 2010 (“Escrow Agreement”), is by and among GLOBAL HUNTER SECURITIES LLC, a New York limited liability company (the “Placement Agent”), GEOVAX LABS, INC., a Delaware corporation (the “Company”), and EMORY UNIVERSITY, a Georgia nonprofit corporation (“Emory” or the “Selling Stockholder”), and AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, a New York banking association, as Escrow Agent hereunder (“Escrow Agent”). The Company and the Selling Stockholder are hereinafter referred to as the “Sellers,” provided, however, that if only Company Units (as defined herein) are sold, then the phrase “Sellers” shall mean and refer only to the Company.
BACKGROUND
     A. Sellers have engaged Placement Agent as their agent to assist Sellers in the sale of (i) Company units (the “Company Units”), with each Company Unit consisting of one share of common stock (each, a “Company Share”), par value $0.001 per share (the “Common Stock”) and one five-year warrant to purchase one (1) additional share of Common Stock (each, a “Company Warrant”); and (ii) Selling Stockholder units (the “Selling Stockholder Units,” and together with the Company Units, the “Units”), with each Selling Stockholder Unit consisting of one share of Common Stock held by the Selling Stockholder (each, a “Selling Stockholder Share” and together with the Company Shares, the “Shares”) and one five-year warrant to purchase one (1) additional share of Common Stock to be issued by the Company in the form of the Company Warrant (each, a “Selling Stockholder Warrant,” and together with the Company Warrants, the “Warrants”), on a “best efforts” basis, pursuant to a Registration Statement on Form S-1 (as amended, the “Registration Statement”).
     B. All Units sold will include only Company Shares and Warrants until the aggregate purchase price of $30 million is received. The Units sold after the aggregate purchase price of $30 million is received will include only Selling Stockholder Shares and Warrants. The Selling Stockholder Shares will be sold by each Selling Stockholder in proportion to the total number of shares each Selling Stockholder proposes to sell, rounded to the nearest share.
     C. In accordance with the Registration Statement, subscribers to the Units (collectively, the “Investors” and individually, an “Investor”) will be required to submit full payment for their respective investments at the time they enter into their respective subscription agreements.
     D. In accordance with the Registration Statement, all payments made in connection with subscriptions for Units shall be sent to Escrow Agent, and Escrow Agent has agreed to accept, hold, and disburse such funds deposited with it and the earnings thereon in accordance with the terms of this Escrow Agreement.
     E. In order to establish the escrow of funds and to effect the provisions of the Registration Statement, the parties hereto have entered into this Escrow Agreement.

STATEMENT OF AGREEMENT
     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:
     1. Definitions. In addition to the terms defined above, the following terms shall have the following meanings when used herein:
     “Cash Investment” shall mean the number of Units to be purchased by any Investor multiplied by the offering price per Unit as set forth in the Registration Statement.
     “Escrow Funds” shall mean the funds deposited with the Escrow Agent pursuant to this Escrow Agreement.
     “Expiration Date” means the date so designated on Exhibit A.
     “Minimum Offering” shall mean the number of Units so designated on Exhibit A hereto.
     “Minimum Offering Notice” shall mean a written notification, signed by Placement Agent and the Sellers, pursuant to which the Placement Agent and the Sellers shall represent (1) that subscriptions for the Minimum Offering have been received, (2) that such subscriptions have not been withdrawn, rejected or otherwise terminated, and (3) that the Investors have no statutory or regulatory rights of rescission without cause or all such rights have expired.
     “Permitted Accounts” shall mean bank (as such term is defined in Section 3(a)(6) of the Securities Act of 1933) accounts, including savings accounts and bank money market accounts, as well as those accounts permitted under Rule 15c2-4 under the Securities Exchange Act of 1934, that enable the Escrow Agent to promptly transmit or return the Escrow Funds to the person entitled thereto when the appropriate event or contingency has occurred in accordance with Section 4 hereof.
     “Subscription Accounting” shall mean an accounting of all subscriptions for Units received and accepted by Sellers as of the date of such accounting, indicating for each subscription the Investor’s name, social security number or other U.S. federal tax identification number, and address, the number and total purchase price of subscribed Units, any withdrawal of such subscription by the Investor, any rejection of such subscription by Sellers, or other termination, for whatever reason, of such subscription.
     2. Appointment of and Acceptance by Escrow Agent. Sellers and Placement Agent hereby appoint Escrow Agent to serve as escrow agent hereunder, and Escrow Agent hereby accepts such appointment in accordance with the terms of this Escrow Agreement.
     3. Deposits into Escrow. Investors shall deliver immediately available funds via wire transfer or check payable to the Escrow Agent for the purchase of Units directly to the Escrow Agent for deposit into a non-interest bearing escrow account of the Escrow Agent described on Exhibit A hereto. Each such deposit shall be accompanied by the following documents: a report containing such Investor’s name, social security number or taxpayer identification number, address and other information required for withholding purposes (collectively, the “Subscription Information”). All checks delivered to the Escrow Agent shall be made payable to “American Stock Transfer & Trust Company, LLC, as Agent for GeoVax Labs, Inc.” In the event that the Placement Agent receives funds directly from investors, until subscriptions for Units representing $5 million have been received, the Placement Agent shall promptly, upon receipt of any and all checks received from prospective purchasers of the Units, deliver same to Escrow Agent for deposit into the Escrow Account by noon of the next business day following the receipt. All Escrow Funds shall be deposited and held by the Escrow Agent in Permitted Accounts. Any check payable other than to the Escrow Agent as required hereby shall be returned to the prospective Investor or, if the Escrow Agent has insufficient information to do so, then to the Placement Agent (together with any Subscription Information or other documents delivered therewith), by noon of the next business day following receipt of such check by the Escrow Agent, and such check shall be deemed not to have been delivered to the Escrow Agent pursuant to the terms of this Agreement.
          ALL FUNDS SO DEPOSITED SHALL REMAIN THE PROPERTY OF THE INVESTORS ACCORDING TO THEIR RESPECTIVE INTERESTS AND SHALL NOT BE SUBJECT TO ANY LIEN OR CHARGE BY ESCROW AGENT OR BY JUDGMENT OR CREDITORS’ CLAIMS AGAINST SELLERS UNTIL RELEASED OR ELIGIBLE TO BE RELEASED TO SELLERS IN ACCORDANCE WITH SECTION 4(a) HEREOF.
     4. Disbursements of Escrow Funds.
     a. Completion of Minimum Offering. Subject to the provisions of Section 9 hereof, Escrow Agent shall disburse to Sellers, per written instructions executed by Sellers and Placement Agent, the liquidated value of the Escrow Funds, by certified or bank check or by wire transfer promptly following receipt of the following documents:
     (1) A Minimum Offering Notice;
     (2) Subscription Accounting, substantiating the sale of the Minimum Offering;
     (3) The documents described on Exhibit B attached hereto and incorporated herein by reference; and
     (4) Such other certificates, notices or other documents as Escrow Agent shall reasonably require in a timely manner.
     Notwithstanding the foregoing, Escrow Agent shall not be obligated to disburse the Escrow Funds to Sellers if Escrow Agent has reason to believe that (a) Escrow Funds in an aggregate amount equal to or greater than the Minimum Offering have not been received, deposited with or collected by the Escrow Agent, or (b) any of the certifications and opinions set forth in the Minimum Offering Notice or the documents described in Exhibit B attached hereto are incorrect or incomplete.
     After the initial disbursement of Escrow Funds to Sellers pursuant to this Section 4(a), Escrow Agent shall disburse to Sellers any additional funds received with respect to the Units, in accordance with written instructions executed by Sellers and Placement Agent, by certified or bank check or wire transfer promptly after receipt.
     b. Rejection of Any Subscription or Termination of the Offering. No later than three (3) business days after receipt by Escrow Agent of written notice (i) from Sellers or Placement Agent that Sellers, or any of one of them, intend to reject an Investor’s subscription, (ii) from Sellers, or any one of them, or Placement Agent that there will be no closing of the sale of Units to Investors, (iii) from any federal or state regulatory authority that any application by the Company to conduct a banking business has been denied, or (iv) from the Securities and Exchange Commission or any other federal or state regulatory authority that a stop or similar order has been issued with respect to the Registration Statement and has remained in effect for at least twenty (20) days, Escrow Agent shall pay to the applicable Investor(s), by certified or bank check and by first-class mail, the amount of the Cash Investment paid by each Investor.
     c. Expiration of Offering Period. Notwithstanding anything to the contrary contained herein, if Escrow Agent shall not have received a Minimum Offering Notice on or before the Expiration Date, Escrow Agent shall, within three (3) business days after such Expiration Date and without any further instruction or direction from Placement Agent or Sellers, promptly return to each Investor, by certified or bank check and by first-class mail, the Cash Investment made by such Investor.
     5. Suspension of Performance or Disbursement Into Court. If, at any time, (i) there shall exist any dispute between Placement Agent, Sellers, Escrow Agent, any Investor or any other person with respect to the holding or disposition of all or any portion of the Escrow Funds or any other obligations of Escrow Agent hereunder, (ii) Escrow Agent is unable to determine, to Escrow Agent’s sole satisfaction, the proper disposition of all or any portion of the Escrow Funds or Escrow Agent’s proper actions with respect to its obligations hereunder, or (iii) Placement Agent and Sellers have not within 30 days of the furnishing by Escrow Agent of a notice of resignation pursuant to Section 6 hereof appointed a successor Escrow Agent to act hereunder, then Escrow Agent may, in its sole discretion, take either or both of the following actions:
     a. suspend the performance of any of its obligations (including without limitation any disbursement obligations) under this Escrow Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of Escrow Agent or until a successor Escrow Agent shall have been appointed (as the case may be).
     b. subject to Section 12 hereof, petition (by means of an interpleader action or any other appropriate method) a court of competent jurisdiction for instructions with respect to such dispute or uncertainty, and to the extent required or permitted by law, pay into such court all funds held by it in the Escrow Funds for holding and disposition in accordance with the instructions of such court.
     Escrow Agent shall have no liability to Placement Agent, Sellers, any Investor or any other person with respect to any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of the Escrow Funds or any delay in or with respect to any other action required or requested of Escrow Agent.

     6. Resignation of Escrow Agent. Escrow Agent may resign and be discharged from the performance of its duties hereunder at any time by giving ten (10) days prior written notice to the Placement Agent and the Company specifying a date when such resignation shall take effect. Upon any such notice of resignation, the Placement Agent and Sellers jointly shall appoint a successor Escrow Agent hereunder prior to the effective date of such resignation. The retiring Escrow Agent shall transmit all records pertaining to the Escrow Funds and shall transfer all Escrow Funds to the successor Escrow Agent, after making copies of such records as the retiring Escrow Agent deems advisable and after payment by the Company or deduction from Escrow Funds (to the extent of the Company’s rights therein) of all fees and expenses (including court costs and attorneys’ fees) payable to, incurred by, or expected to be incurred by the retiring Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder. After any retiring Escrow Agent’s resignation, the provisions of this Escrow Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Escrow Agent under this Escrow Agreement. Any corporation or association into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation or association to which all or substantially all of the escrow business of the Escrow Agent’s corporate trust line of business may be transferred, shall be the Escrow Agent under this Escrow Agreement without further act.
     7. Liability of Escrow Agent.
     a. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no duties shall be implied. The Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement other than this Escrow Agreement, including without limitation the Registration Statement. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that the Escrow Agent’s gross negligence or willful misconduct was the primary cause of any loss to the Sellers, Placement Agent or any Investor. Escrow Agent’s sole responsibility shall be for the safekeeping and disbursement of the Escrow Funds in accordance with the terms of this Escrow Agreement. Escrow Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein. Escrow Agent may rely upon any notice, instruction, request or other instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall believe to be genuine and to have been signed or presented by the person or parties purporting to sign the same. In no event shall Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages (including, but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Escrow Funds, any account in which Escrow Funds are deposited, this Escrow Agreement or the Registration Statement, or to appear in, prosecute or defend any such legal action or proceeding. Without limiting the generality of the foregoing, Escrow Agent shall not be responsible for or required to enforce any of the terms or conditions of any subscription agreement with any Investor or any other agreement between Sellers, Placement Agent and/or any Investor. Escrow Agent shall not be responsible or liable in any manner for the performance by the Company or any Investor of their respective obligations under any subscription agreement nor shall Escrow Agent be responsible or liable in any manner for the failure of Sellers, Placement Agent or any third party (including any Investor) to honor any of the provisions of this Escrow Agreement. Escrow Agent may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, or relating to any dispute involving any party hereto, and shall incur no liability and shall be fully indemnified from any liability whatsoever in acting in accordance with the opinion or instruction of such counsel. The Company shall promptly pay, upon demand, the reasonable fees and expenses of any such counsel.
     b. The Escrow Agent is authorized, in its sole discretion, to comply with orders issued or process entered by any court with respect to the Escrow Funds, without determination by the Escrow Agent of such court’s jurisdiction in the matter. If any portion of the Escrow Funds is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel selected by it is binding upon it without the need for appeal or other action; and if the Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.
     8. Indemnification of Escrow Agent. From and at all times after the date of this Escrow Agreement, the Company shall, to the fullest extent permitted by law, defend, indemnify and hold harmless the Escrow Agent and each director, officer, employee, attorney, agent and affiliate of Escrow Agent (collectively, the “Indemnified Parties”) against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorneys’ fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, including without limitation the Selling Stockholder or Placement Agent, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Escrow Agreement or any transactions contemplated herein, whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted solely from the gross negligence or willful misconduct of such Indemnified Party. Each Indemnified Party shall, in its sole discretion, have the right to select and employ separate counsel with respect to any action or claim brought or asserted against it, and the reasonable fees of such counsel shall be paid upon demand by the Company. The obligations of the Company under this Section 8 shall survive any termination of this Escrow Agreement and the resignation or removal of Escrow Agent.

     9. Compensation to Escrow Agent.
     a. Fees and Expenses. The Company shall compensate Escrow Agent for its services hereunder in accordance with Exhibit A attached hereto and, in addition, shall reimburse Escrow Agent for all of its reasonable out-of-pocket expenses, including attorneys’ fees, travel expenses, telephone and facsimile transmission costs, postage (including express mail and overnight delivery charges), copying charges and the like. The additional provisions and information set forth on Exhibit A are hereby incorporated by this reference, and form a part of this Escrow Agreement. All of the compensation and reimbursement obligations set forth in this Section 9 shall be payable by the Company upon demand by Escrow Agent. The obligations of the Company under this Section 9 shall survive any termination of this Escrow Agreement and the resignation or removal of Escrow Agent.
     b. Disbursements from Escrow Funds to Pay Escrow Agent. The Escrow Agent is authorized to and may disburse from time to time, to itself or to any Indemnified Party from the Escrow Funds (but only to the extent of the Company’s rights thereto), the amount of any compensation and reimbursement of out-of-pocket expenses due and payable hereunder (including any amount to which Escrow Agent or any Indemnified Party is entitled to seek indemnification pursuant to Section 8 hereof). Escrow Agent shall notify the Company of any disbursement from the Escrow Funds to itself or to any Indemnified Party in respect of any compensation or reimbursement hereunder and shall furnish to the Company copies of all related invoices and other statements.
     c. Security and Offset. The Company hereby grants to Escrow Agent and the Indemnified Parties a security interest in and lien upon the Escrow Funds (to the extent of the Company’s rights thereto) to secure all of the Company’s obligations hereunder, and Escrow Agent and the Indemnified Parties shall have the right to offset the amount of any compensation or reimbursement due any of them hereunder (including any claim for indemnification pursuant to Section 8 hereof) against the Escrow Funds (to the extent of the Company’s rights thereto). If for any reason the Escrow Funds available to Escrow Agent and the Indemnified Parties pursuant to such security interest or right of offset are insufficient to cover such compensation and reimbursement, the Company shall promptly pay such amounts to Escrow Agent and the Indemnified Parties upon receipt of an itemized invoice.
     d. Compliance with FINRA. Escrow Agent acknowledges that its rights to the Escrow Funds pursuant to subsection (b) and (c) above is subject to, and Escrow Agent shall no rights to Escrow Funds in violation of, the rules and regulations of FINRA, including FINRA Notice to Members 87-61 which provides that (i) the Escrow Agent may not be paid a fee out of the Escrow Funds if it is necessary for the Escrow Agent to return the funds to the Investors due to the fact that the Minimum Offering has not been achieved; and (ii) that the Escrow Agent may not attach or otherwise place a lien on the Escrow Funds until and unless the Minimum Offering is achieved.
     10. Representations and Warranties.

     a. Each of the Placement Agent and the Sellers, as applicable, respectively makes the following representations and warranties to Escrow Agent:
     (1) It is a corporation or limited liability company duly organized, validly existing, and in good standing under the laws of the state of its incorporation or organization, and has full power and authority to execute and deliver this Escrow Agreement and to perform its obligations hereunder, or, if an individual, that such individual has the legal capacity to execute and deliver this Escrow Agreement and to perform his or her obligations hereunder.
     (2) This Escrow Agreement has been duly approved by all necessary corporate action, including any necessary shareholder or membership approval, has been executed by its duly authorized officers, as applicable, and constitutes a valid and binding agreement of the Placement Agent and each of the Sellers, enforceable in accordance with its terms.
     (3) The execution, delivery, and performance of this Escrow Agreement will not violate, conflict with, or cause a default under its articles of incorporation, articles of organization or bylaws, operating agreement or other organizational documents, as applicable, any applicable law or regulation, any court order or administrative ruling or decree to which it is a party or any of its property is subject, or any agreement, contract, indenture, or other binding arrangement to which it is a party or any of its property is subject. The execution, delivery and performance of this Escrow Agreement is consistent with and accurately described in the Registration Statement, and the allocation of interest and other earnings to Investors, as set forth in Section 4(a) hereof, has been properly described therein.
     (4) It hereby acknowledges that the status of Escrow Agent is that of agent only for the limited purposes set forth herein, and hereby represents and covenants that no representation or implication shall be made that the Escrow Agent has investigated the desirability or advisability of investment in the Units or has approved, endorsed or passed upon the merits of the investment therein and that the name of the Escrow Agent has not and shall not be used in any manner in connection with the offer or sale of the Units other than to state that the Escrow Agent has agreed to serve as escrow agent for the limited purposes set forth herein.
     (5) All of its representations and warranties contained herein are true and complete as of the date hereof and will be true and complete at the time of any deposit to or disbursement from the Escrow Funds.
     b. Sellers further represent and warrant to Escrow Agent that no party other than the parties hereto and the prospective Investors have, or shall have, any lien, claim or security interest in the Escrow Funds or any part thereof. No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Funds or any part thereof.

     11. Identifying Information. Sellers and Placement Agent acknowledge that a portion of the identifying information set forth on Exhibit A is being requested by the Escrow Agent in connection with the USA Patriot Act, Pub.L.107-56 (the “Act”), and Sellers and Placement Agent agree to provide any additional information requested by the Escrow Agent in connection with the Act or any similar legislation or regulation to which Escrow Agent is subject, in a timely manner. Each of the Sellers and the Placement Agent represents that its respective identifying information set forth on Exhibit A, including without limitation, its Taxpayer Identification Number assigned by the Internal Revenue Service or any other taxing authority, is true and complete on the date hereof and will be true and complete at the time of any disbursement of the Escrow Funds.
     12. Consent to Jurisdiction and Venue. In the event that any party hereto commences a lawsuit or other proceeding relating to or arising from this Escrow Agreement, the parties hereto, except for Emory, agree that the United States District Court for the State of Delaware shall have the sole and exclusive jurisdiction over any such proceeding. If such court lacks federal subject matter jurisdiction, the parties agree that the Superior Court of the State of Delaware shall have sole and exclusive jurisdiction. Any of these courts shall be proper venue for any such lawsuit or judicial proceeding and the parties hereto waive any objection to such venue. The parties hereto consent to and agree to submit to the jurisdiction of any of the courts specified herein and agree to accept service of process to vest personal jurisdiction over them in any of these courts.
     13. Notice. All notices, approvals, consents, requests, and other communications hereunder shall be in writing and shall be deemed to have been given when the writing is delivered if given or delivered by hand, overnight delivery service or facsimile transmitter (with confirmed receipt) to the address or facsimile number set forth on Exhibit A hereto, or to such other address as each party may designate for itself by like notice, and shall be deemed to have been given on the date deposited in the mail, if mailed, by first-class, registered or certified mail, postage prepaid, addressed as set forth on Exhibit A hereto, or to such other address as each party may designate for itself by like notice.
     14. Amendment or Waiver. This Escrow Agreement may be changed, waived, discharged or terminated only by a writing signed by Placement Agent, Sellers and Escrow Agent. No delay or omission by any party in exercising any right with respect hereto shall operate as a waiver. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.
     15. Severability. To the extent any provision of this Escrow Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Escrow Agreement.
     16. Governing Law. This Escrow Agreement shall be construed and interpreted in accordance with the internal laws of the State of Delaware without giving effect to the conflict of laws principles thereof.
     17. Entire Agreement. This Escrow Agreement constitutes the entire agreement between the parties relating to the acceptance, collection, holding, and disbursement of the

Escrow Funds and sets forth in their entirety the obligations and duties of the Escrow Agent with respect to the Escrow Funds.
     18. Binding Effect. All of the terms of this Escrow Agreement, as amended from time to time, shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of Placement Agent, the Company and Escrow Agent.
     19. Execution in Counterparts. This Escrow Agreement may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement.
     20. Termination. Upon the first to occur of the disbursement of all amounts in the Escrow Funds or deposit of all amounts in the Escrow Funds into court pursuant to Section 5 or Section 8 hereof, this Escrow Agreement shall terminate and Escrow Agent shall have no further obligation or liability whatsoever with respect to this Escrow Agreement or the Escrow Funds.
     21. Dealings. The Escrow Agent and any stockholder, director, officer or employee of the Escrow Agent may buy, sell, and deal in any of the securities of the Company and become pecuniarily interested in any transaction in which the Company may be interested, and contract and lend money to the Company and otherwise act as fully and freely as though it were not Escrow Agent under this Escrow Agreement. Nothing herein shall preclude the Escrow Agent from acting in any other capacity for the Company or any other entity.
[Signatures contained on the following page]

     IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed under seal as of the date first above written.

[CORPORATE SEAL] ATTEST:

Secretary

SELLERS: GEOVAX LABS, INC.
By:
Name:
Title:

SELLING STOCKHOLDER EMORY UNIVERSITY
By:
________________________, as Attorney-in-Fact
for Emory University under Power of Attorney dated June ___, 2010

[Signatures continued on the following page]

[COMPANY SEAL] ATTEST:

Secretary

PLACEMENT AGENT: GLOBAL HUNTER SECURITIES LLC
By:
Name:
Title:

ESCROW AGENT: AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC as Escrow Agent
[COMPANY SEAL]	By:
		Name:	Alan G. Finn
		Title:	Vice President

[Signatures Page to Escrow Agreement]

EXHIBIT A

1.	Definitions.	“Minimum Offering” means Units with an aggregate price to the public of $5,000,000.
“Expiration Date” means the date that is thirty (30) calendar days following the date of the final Prospectus contained in the Registration Statement.

2.	Escrow Account.
JP MORGAN CHASE BANK
ABA # 021 000 021
ACCT # 957-341334
ACCT NAME: AMERICAN STOCK TRANSFER & TRUST COMPANY LLC AS AGENT FOR GEOVAX LABS, INC. FBO
[INVESTOR]
3.	Escrow Agent Fees.

Acceptance Fee:	$1,000.00
Annual Escrow Fee:	$2,500.00
Out-of-Pocket Expenses:	As incurred
Transactional Costs:	As incurred
Other Fees/Attorney, etc.:	As incurred

TOTAL	$3,500.00
The Acceptance Fee and the Annual Escrow Fee are payable upon execution of the escrow documents. In the event the escrow is not funded, the Acceptance Fee and all related expenses, including attorneys’ fees, remain due and payable, and if paid, will not be refunded. Annual fees cover a full year in advance, or any part thereof, and thus are not pro-rated in the year of termination.

The fees quoted in this schedule apply to services ordinarily rendered in the administration of an Escrow Account and are subject to reasonable adjustment based on final review of documents, or when the Escrow Agent is called upon to undertake unusual duties or responsibilities, or as changes in law, procedures, or the cost of doing business demand. Services in addition to and not contemplated in this Escrow Agreement, including, but not limited to, document amendments and revisions, non-standard cash and/or investment transactions, calculations, notices and reports, and legal fees, will be billed as extraordinary expenses.

Unless otherwise indicated, the above fees relate to the establishment of one escrow account. Additional sub-accounts governed by the same Escrow Agreement may incur an additional charge. Transaction costs include charges for wire transfers, checks, internal transfers and securities transactions.

4.	Taxpayer Identification Numbers.

Placement Agent:

Company:

Emory University:

5.	Termination and Disbursement. In the event there is any termination or failure of the offering pursuant to Sections 4b or 4c of the Escrow Agreement, the Escrow Agent shall, in accordance with the Registration Statement, pay as soon as practicable to the applicable Investor(s), by certified or bank check and by first-class mail, each Investor’s Cash Investment.

6.	Notice Addresses.

If to Placement Agent at:	Global Hunter Securities LLC
400 Poydras Street, Suite 1501
New Orleans, Louisiana 70130
ATTN: Gary Meringer
Facsimile: (504) 212-1610
Telephone: (504) 410-8017
E-mail: gmeringer@ghssecurities.com

If to Sellers at:	GeoVax Labs, Inc.
1900 Lake Park Drive, Suite 380
Smyrna, Georgia 30080
ATTN: Mark Reynolds
Facsimile: (678) 384-7281
Telephone: (678) 384-7224
E-mail: mreynolds@geovax.com

If to the Escrow Agent at:	American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, NY 11219
ATTENTION: Alan G. Finn
Facsimile: (718) 765-8758
Telephone: (267) 515-5496
E-mail: AFinn@amstock.com
7.	The Registration Statement referenced in the preamble to the Escrow Agreement should be provided to Escrow Agent for informational purposes only.

Exhibit B
Additional Documents Required
for Release of Escrow Funds
Pursuant to Section 4(a)
1.	Certificate of Mark W. Reynolds, Chief Financial Officer and Corporate Secretary of the Company, that (a) the Units described in the Registration Statement have been registered or are exempt from registration under the Securities Act of 1933, and have been registered or are exempt from registration under applicable state securities laws, (b) no stop or similar order has been issued or threatened to be issued by the Securities Exchange Commission or any other federal or state regulatory authority in connection with the Registration Statement or the offering of Units pursuant thereto, and (c) all representations and warranties of the Company set forth in the Escrow Agreement are true and correct in all material respects on and as of the date of such certificate as if made on the date thereof; and
2.	A letter that the Escrow Agent may relay on an opinion of counsel to the Company that (a) the Units described in the Registration Statement have been registered or are exempt from registration under the Securities Act of 1933 and have been registered or are exempt from registration under applicable state securities laws, and (b) to the best of its knowledge, no stop or similar order has been issued or threatened to be issued by the Securities and Exchange Commission or any other federal or state regulatory authority in connection with the Registration Statement or the offering of Units pursuant thereto.
Exhibit B, Page 1